CONTACT INFORMATION: INVESTORS & MEDIA: Erica Sniad Morgenstern Senior Director, Public Relations and Communications Epocrates, Inc. (650) 227-6907 ir@epocrates.com

Epocrates Announces Third Quarter 2012 Results

SAN MATEO, Calif. – October 30, 2012 – Epocrates, Inc. (NASDAQ: EPOC), a leading physician platform for clinical content, practice tools and health industry engagement, today reported its third quarter 2012 results.

“We are pleased with our performance for the quarter,” said Andy Hurd, President, Chief Executive Officer and interim Chief Financial Officer of Epocrates. “We take great pride in serving as the trusted arbiter of information and resources for the one million-plus healthcare professionals in our network. We are excited about the opportunities to deepen that relationship by adding capabilities and new partnerships that help us grow our business.”

Third Quarter 2012 Results

•	Revenue for the quarter ended September 30, 2012 was $26.0 million, a decrease of $0.6 million from the quarter ended September 30, 2011.

•
Net loss was $0.6 million for the quarter ended September 30, 2012, versus net income of $0.7 million for the quarter ended September 30, 2011. Net loss per share was $0.02 for the third quarter of 2012 compared to net income per diluted share of $0.03 for the third quarter of 2011.

•
Loss from continuing operations was $1.0 million in the third quarter of 2012 versus income from continuing operations of $0.7 million for the third quarter of 2011, with such decrease primarily due to increased operating expenses as well as decreased revenues and increased cost of revenues. Loss from continuing operations per share was $0.04 for the third quarter of 2012 compared to income from continuing operations per diluted share of $0.03 for the third quarter of 2011. On a non-GAAP basis, net income from continuing operations per diluted share was $0.02 for the quarter ended September 30, 2012, and income from continuing operations per diluted share was $0.07 for the quarter ended September 30, 2011.

•
Earnings before interest, taxes, non-cash and other items ("adjusted EBITDA"), as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $2.0 million for the three months ended September 30, 2012, compared to adjusted EBITDA of $3.9 million for the same period in the prior year. The decrease in adjusted EBITDA for the third quarter of 2012 was primarily attributable to increased operating expenses as well as decreased revenues and increased cost of revenues compared to the third quarter of 2011.

Balance Sheet Highlight

•	Cash, cash equivalents and short-term investments totaled $79.1 million as of September 30, 2012.

Outlook for Full Year 2012

•	Revenue is re-affirmed to be in the range of $105 to $115 million.

•	Adjusted EBITDA is re-affirmed to be $9.0 to $12.0 million, or 9% to 10% of revenue.

•	Net loss is re-affirmed to be in the range of $2.3 to $4.3 million, and net loss per share is re-affirmed to be between $0.09 and $0.16 based on approximately 26.0 million shares outstanding.

Earnings Call Information
Epocrates will host a conference call today beginning at 4:15 p.m. ET to discuss its third quarter 2012 results, followed by a question and answer session.

To participate in Epocrates' live conference call, please dial (877) 398-9481 (domestic) or (760) 298-5095 (international) using conference code 35371217, or visit the Investor Relations section of the company's website at www.epocrates.com. A replay of the call will be available at the same address.

About Epocrates, Inc.
Epocrates, Inc. (Nasdaq: EPOC) is recognized for developing the top medical application among U.S. physicians for clinical content, practice tools and health industry engagement at the point of care. Epocrates has established a loyal network of more than one million healthcare professionals, including 50 percent of U.S. physicians, who routinely use its intuitive solutions to help streamline workflow and improve patient care. The company also facilitates the delivery of valuable content and tools between partnering organizations and its members. For more information, please visit www.epocrates.com/company.

Epocrates is a trademark of Epocrates, Inc., registered in the U.S. and other countries.

All statements contained in this press release, other than statements of historical fact, are forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. The forward-looking statements include uncertainties and risks including, among others: the inability to retain and expand the Epocrates physician network at the rate expected; unexpected delays in delivering new products; lack of market acceptance of new products; the inability to maintain product quality and brand credibility; the inability to keep up with the technological advances within the marketplace and by competitors; the inability to realize estimates and guidance made by management with respect to Epocrates' financial results; and other factors, including general economic conditions and regulatory developments not within Epocrates' control. The factors discussed herein and expressed from time to time in Epocrates' filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release, and except as required by law, Epocrates undertakes no obligation to publicly update its forward-looking statements to reflect subsequent events or circumstances. You should review the Epocrates' filings, especially the risk factors contained in its most recent filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q.

EPOCRATES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME - UNAUDITED
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Subscription revenues	$5,045	$5,143	$14,472	$17,446
Interactive services revenues	20,980	21,452	65,908	66,186
Total revenues, net	26,025	26,595	80,380	83,632
Cost of subscription revenues	1,782	1,597	5,480	5,440
Cost of interactive services revenues	9,021	8,686	26,559	24,001
Total cost of revenues	10,803	10,283	32,039	29,441

Gross profit	15,222	16,312	48,341	54,191

Operating expenses:
Sales and marketing	6,871	6,050	19,664	19,650
Research and development	5,369	5,312	15,497	15,386
General and administrative	4,113	4,259	14,333	16,424
Facilities exit costs	—	—	—	618
Gain on settlement and change in fair value of contingent consideration	—	—	—	(5,933)
Total operating expenses	16,353	15,621	49,494	46,145
(Loss) income from operations	(1,131)	691	(1,153)	8,046
Interest income	11	15	22	66
Other income (expense), net	—	3	(1)	182
(Loss) income before income taxes	(1,120)	709	(1,132)	8,294
Benefit from (provision for) income taxes	104	(4)	392	(3,154)
(Loss) income from continuing operations	(1,016)	705	(740)	5,140
Gain (loss) from discontinued operations, net of tax	408	(19)	(1,705)	(2,186)
Net (loss) income	(608)	686	(2,445)	2,954
Unrealized gains (losses) on available-for-sale securities, net	4	(3)	(1)	(3)
Comprehensive (loss) income	(604)	683	(2,446)	2,951
Less: 8% dividend on preferred stock	—	—	—	294
Net (loss) income attributable to common stockholders - basic and diluted	$(608)	$686	$(2,445)	$2,660

Net (loss) income per share - basic
Continuing operations	$(0.04)	$0.03	$(0.03)	$0.22
Discontinued operations, net of tax	0.02	—	(0.07)	(0.10)
Net (loss) income per share attributable to common stockholders	$(0.02)	$0.03	$(0.10)	$0.12

Net (loss) income per share - diluted
Continuing operations	$(0.04)	$0.03	$(0.03)	$0.21
Discontinued operations, net of tax	0.02	—	(0.07)	(0.10)
Net (loss) income per share attributable to common stockholders	$(0.02)	$0.03	$(0.10)	$0.11

Weighted average common shares outstanding - basic	24,808	23,644	24,668	21,655
Weighted average common shares outstanding - diluted	25,123	24,926	25,049	23,636

The accounts below include stock-based compensation of the following amounts:

Cost of revenues	$71	$(7)	$170	$144
Sales and marketing	186	(8)	577	1,109
Research and development	191	28	554	558
General and administrative	447	1,114	2,240	3,646
Discontinued operations	—	—	74	—

EPOCRATES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(in thousands)

	September 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$62,218	$75,326
Short-term investments	16,915	9,897
Accounts receivable, net	22,404	22,748
Deferred tax asset	7,390	7,390
Prepaid expenses and other current assets	4,757	3,218
Total current assets	113,684	118,579

Property and equipment, net	8,022	7,283
Deferred tax asset, long-term	482	1,280
Goodwill	17,959	17,959
Other intangible assets, net	3,765	6,771
Other assets	357	352
Total assets	$144,269	$152,224

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$1,522	$3,282
Deferred revenue	42,192	46,429
Other accrued liabilities	7,848	9,600
Total current liabilities	51,562	59,311

Deferred revenue, less current portion	6,004	8,088
Other liabilities	1,470	1,893
Total liabilities	59,036	69,292

Stockholders' equity
Common stock at par	25	24
Additional paid-in capital	133,982	129,238
Accumulated other comprehensive loss	(1)	(2)
Accumulated deficit	(48,773)	(46,328)
Total stockholders' equity	85,233	82,932
Total liabilities and stockholders' equity	$144,269	$152,224

EPOCRATES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(in thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(2,445)	$2,954
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Stock-based compensation	3,615	5,457
Depreciation and amortization	2,953	3,245
Amortization of intangible assets	3,006	3,112
Loss on write-off of property and equipment	121	99
Allowance for doubtful accounts and sales returns reserve	(16)	(36)
Facilities exit costs	—	618
Gain on settlement and change in fair value of contingent consideration	—	(7,696)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	360	3,851
Deferred tax asset, current and noncurrent	222	(251)
Prepaid expenses and other assets	(1,544)	1,414
Accounts payable	(1,777)	(997)
Deferred revenue	(6,321)	(1,468)
Other accrued liabilities and other payables	(2,250)	(2,684)
Net cash (used in) provided by operating activities	(4,076)	7,618
Cash flows from investing activities:
Purchase of property and equipment	(3,647)	(7,944)
Purchase of short-term investments	(14,497)	(18,839)
Sale of short-term investments	—	804
Maturity of short-term investments	7,480	17,550
Net cash used in investing activities	(10,664)	(8,429)
Cash flows from financing activities:
Net cash proceeds from issuance of common stock	—	64,189
Payment and settlement of contingent consideration	—	(6,871)
Payment of accrued dividends on Series B mandatorily
redeemable convertible preferred stock	—	(29,586)
Proceeds from exercise of common stock options	1,632	2,353
Net cash provided by financing activities	1,632	30,085
Net (decrease) increase in cash and cash equivalents	(13,108)	29,274
Cash and cash equivalents at beginning of period	75,326	35,987
Cash and cash equivalents at end of period	$62,218	$65,261

Use of Non-GAAP Financial Measures

To supplement Epocrates’ consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis, Epocrates uses non-GAAP measures of adjusted EBITDA, gross profit, gross margin, net income (loss) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses Epocrates believes are appropriate to enhance an overall understanding of its past and future financial performance. These adjustments to current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Epocrates’ underlying operational results and trends and its marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for planning and forecasting for future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP and should be viewed as a supplement to, not a substitute for, results of operations presented on a GAAP basis. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Epocrates’ Condensed Consolidated Statements of Cash Flows presents its cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

Epocrates believes adjusted EBITDA, adjusted net income, adjusted net income (loss) per share, adjusted gross profit and adjusted gross margin are used by and are useful to investors and other users of its financial statements in evaluating its operating performance because it provides them with additional tools to compare business performance across companies and across periods. Epocrates believes that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as non-recurring items, interest (income) expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired;

•
investors commonly adjust EBITDA information to eliminate the effect of stock-based compensation expenses and other charges, which can vary widely from company to company and impair comparability; and

•
adjusted net income, adjusted net income (loss) per share and adjusted gross profit/gross margin eliminate the effect of non-recurring and non-cash charges, which can vary widely from company to company and impair comparability year over year and across companies.

Epocrates management uses adjusted EBITDA, adjusted net income, adjusted net income (loss) per share, adjusted gross profit and adjusted gross margin:

•	as measures of operating performance to assist in comparing performance from period to period on a consistent basis;

•	as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the Board of Directors, stockholders, analysts and investors concerning Epocrates’ financial performance.

Additionally, Epocrates management uses adjusted EBITDA as a significant performance measurement included in its bonus plan.

The tables that follow set forth a reconciliation of net (loss) income to adjusted net income and adjusted EBITDA. These tables also show a reconciliation of gross profit and gross margin from a GAAP to a non-GAAP basis.

EPOCRATES, INC.
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME AND
ADJUSTED EBITDA
(dollars in thousands)

	Three Months Ended September 30,
	2012			2011
	Earnings	Gross Profit	Gross Margin	Earnings	Gross Profit	Gross Margin

Net (loss) income, as reported	$(608)	$15,222	58.5%	$686	$16,312	61.3%
Gain (loss) from discontinued operations, net	408			(19)
Net (loss) income from continuing operations	$(1,016)			$705

Add: Non-recurring and non-cash charges (income)
Amortization of purchased intangible assets related to core business *	997	997		1,020	1,020
Stock-based compensation *	895	71		1,127	(7)
Other * (1)	191			119

Add: Tax adjustment (2)	(460)			(1,246)

Net income from continuing operations, as adjusted	$607	$16,290	62.6%	$1,725	$17,325	65.1%
Gain (loss) from discontinued operations, net	408			(19)
Net income, as adjusted	$1,015			$1,706

Net (loss) income, as reported	$(608)			$686
Gain (loss) from discontinued operations, net	408			(19)
Net (loss) income from continuing operations	$(1,016)			$705

Add: (Income) expenses unrelated to core business activities
Interest income	(11)			(15)
(Benefit from) provision for income taxes	(104)			4

Add: Non-recurring and non-cash charges
Depreciation and amortization expense (including intangible assets) related to core business	1,996			1,968
Stock-based compensation	895			1,127
Other (1)	191			119

Adjusted EBITDA	$1,951			$3,908

(1) For the three months ended September 30, 2012, represents severance payments. For the three months ended September 30, 2011, represents legal expenses associated with the SEC subpoena and severance payments.

(2) 2012 Non-GAAP net income reflects a provision for income tax rate of 37%, which is our current projected long-term rate. 2011 Non-GAAP net income reflects a provision for income tax rate of 42%, which was our projected long-term rate in fiscal year 2011.

	Nine Months Ended September 30,
	2012			2011
	Earnings	Gross Profit	Gross Margin	Earnings	Gross Profit	Gross Margin

Net (loss) income, as reported	$(2,445)	$48,341	60.1%	$2,954	$54,191	64.8%
Loss from discontinued operations, net	(1,705)			(2,186)
Net (loss) income from continuing operations	$(740)			$5,140
Less: accrued dividend on Series B plus 8% dividend on Series A and Series C stock				(294)
Net income from continuing operations attributable to common stockholders				$4,846

Add: Non-recurring and non-cash charges (income)
Amortization of purchased intangible assets related to core business *	3,006	3,006		3,076	3,076
Stock-based compensation *	3,541	170		5,457	144
Gain on settlement and change in fair value of contingent consideration * (1)	—	—		(5,933)	—
Other * (2)	667			1,833

Add: Tax adjustment (3)	(2,642)			(2,191)

Net income from continuing operations, as adjusted	$3,832	$51,517	64.1%	$7,088	$57,411	68.6%
Loss from discontinued operations, net	(1,705)			(2,186)
Net income, as adjusted	$2,127			$4,902

Net (loss) income, as reported	$(2,445)			$2,954
Loss from discontinued operations, net	(1,705)			(2,186)
Net (loss) income from continuing operations	$(740)			$5,140

Add: (Income) expenses unrelated to core business activities
Interest income	(22)			(66)
(Benefit from) provision for income taxes	(392)			3,154

Add: Non-recurring and non-cash charges (income)
Depreciation and amortization expense (including intangible assets) related to core business	5,959			5,977
Stock-based compensation	3,541			5,457
Gain on settlement and change in fair value of contingent consideration (1)	—			(5,933)
Other (2)	667			1,833

Adjusted EBITDA	$9,013			$15,562

(1) Includes a $6.4 million gain recognized during the second quarter of 2011 related to the settlement of the contingent consideration liability with the sellers of MedCafe, Inc., a company we acquired in 2010.

(2) For the nine months ended September 30, 2012, represents severance payments and retention bonuses. For the nine months ended September 30, 2011, represents $0.9 million in legal expenses associated with the SEC subpoena, $0.6 million in facilities exit costs and $0.3 million in severance payments.

(3) 2012 Non-GAAP net income reflects a provision for income tax rate of 37%, which is our current projected long-term rate. 2011 Non-GAAP net income reflects a provision for income tax rate of 42%, which was our projected long-term rate in fiscal year 2011. The calculation of these adjustments is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
(Loss) income before income taxes	$(1,120)	$709	$(1,132)	$8,294
Add: Non-GAAP adjustments (indicated by *)	2,083	2,266	7,214	4,433
Non-GAAP income before income taxes	963	2,975	6,082	12,727
Effective income tax rate	37%	42%	37%	42%
Non-GAAP tax provision (Non-GAAP income before income taxes multiplied by the effective income tax rate)	356	1,250	2,250	5,345

(Benefit from) provision for income taxes	(104)	4	(392)	3,154
Non-GAAP tax adjustment (calculated as (benefit from) provision for income taxes less non-GAAP tax provision)	$(460)	$(1,246)	$(2,642)	$(2,191)

Note: prior period amounts have been revised to conform to the current period presentation.

EPOCRATES, INC.
RECONCILIATION OF NET (LOSS) INCOME PER DILUTED COMMON SHARE TO ADJUSTED NET INCOME PER DILUTED COMMON SHARE
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP net (loss) income per diluted common share
(Loss) income from continuing operations	$(1,016)	$705	$(740)	$5,140
Gain (loss) from discontinued operations, net of tax	408	(19)	(1,705)	(2,186)
Net (loss) income	$(608)	$686	$(2,445)	$2,954
Less: Accrued dividend on Series B mandatorily redeemable convertible preferred stock plus an 8% non-cumulative dividend on Series A and Series C mandatorily redeemable convertible preferred stock *	—	—	—	294
Net (loss) income attributable to common stockholders	$(608)	$686	$(2,445)	$2,660

Divided by:
Weighted average number of common shares outstanding - basic **	24,808	23,644	24,668	21,655
Weighted average number of common shares outstanding - diluted	25,123	24,926	25,049	23,636

Net (loss) income per share:
Continuing operations	$(0.04)	$0.03	$(0.03)	$0.21
Discontinued operations, net of tax	0.02	—	(0.07)	(0.10)
Net (loss) income attributable to common stockholders	$(0.02)	$0.03	$(0.10)	$0.11

Non-GAAP net (loss) income per diluted common share
(Loss) income from continuing operations	$(1,016)	$705	$(740)	$5,140
Gain (loss) from discontinued operations, net of tax	408	(19)	(1,705)	(2,186)
Net (loss) income	$(608)	$686	$(2,445)	$2,954
Less: Accrued dividend on Series B mandatorily redeemable convertible preferred stock plus an 8% non-cumulative dividend on Series A and Series C mandatorily redeemable convertible preferred stock *	—	—	—	294
Net (loss) income attributable to common stockholders	$(608)	$686	$(2,445)	$2,660

Income from continuing operations, as adjusted	$607	$1,725	$3,832	$7,088
Gain (loss) from discontinued operations, net of tax	408	(19)	(1,705)	(2,186)
Net income, as adjusted	$1,015	$1,706	$2,127	$4,902

Divided by:
Weighted average number of common shares outstanding - basic **	24,808	23,644	24,668	21,655
Weighted average number of common shares outstanding - diluted	25,123	24,926	25,049	23,636

Net income (loss) per share:
Continuing operations	$0.02	$0.07	$0.15	$0.30
Discontinued operations, net of tax	0.02	—	(0.07)	(0.09)
Net income per share attributable to common stockholders	$0.04	$0.07	$0.08	$0.21

Weighted average number of common shares outstanding
Weighted average number of common shares outstanding - basic	24,808	23,644	24,668	21,655
Add: dilutive effect of conversion of outstanding stock options, restricted stock units and warrants	315	1,282	381	1,981
Weighted average number of common shares outstanding - diluted	25,123	24,926	25,049	23,636

* The accrued dividend on Series B mandatorily redeemable convertible preferred stock and 8% non-cumulative dividend on Series A and Series C mandatorily redeemable convertible preferred stock is used in the calculations of income from continuing operations (GAAP and non-GAAP basis) and net (loss) income (GAAP and non-GAAP basis). Accordingly, per share calculations for continuing operations (GAAP and non-GAAP basis) and net (loss) income (GAAP and non-GAAP basis) adjust for the effect of these dividends.

** In accordance with U.S. GAAP, Epocrates does not include dilutive securities in its calculations of per share loss from continuing operations, discontinued operations, net of tax, or net loss. Accordingly, the denominator used in these calculations is the weighted average number of common shares outstanding - basic.

Note: each per share calculation is computed independently for each component of net income (loss) per share presented. Accordingly, the sum of the income (loss) per share components may not agree with the calculated total net loss per share.